                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          Utilities HOLDRS(SM) Trust
            (Exact name of registrant as specified in its charter)


                    New York                            not applicable
    (State of incorporation or organization)           (I.R.S. Employer
                                                      Identification No.)
    c/o The Bank of New York, as Trustee
         101 Barclay Street, 22-W
            New York, New York                               10286
    (Address of principal executive offices)               (Zip Code)


    Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class              Name of each exchange on which
        to be so registered:             each class is to be registered:

         Utilities HOLDRS                   American Stock Exchange


          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

          Securities Act registration file number to which this form relates:

          333-36490

          Securities to be registered pursuant to Section 12(g) of the Act:

          None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

          The description of the 1,000,000,000 Depositary Receipts to be issued by the Utilities HOLDRS Trust (the "Utilities HOLDRS") to be registered hereunder is set forth under the caption entitled "Description of Utilities HOLDRS" in the prospectus (the "Prospectus"), which description is hereby incorporated by reference. The Prospectus will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 and such Prospectus will be incorporated by reference in this registration statement, Form 8-A, upon its filing.

Item 2. Exhibits.

        1. Form of Depositary Trust Agreement is set forth in Exhibit 4.1 to the registrant's Registration Statement on Form S-1 (Registration No. 333-36490) (the "Registration Statement") and is incorporated herein by reference.

        2. Form of Utilities HOLDRS is set forth in Exhibit 4.1 to the Registration Statement and is incorporated herein by reference.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH, PIERCE, FENNER & SMITH
                                 INCORPORATED, as Initial Depositor, on
                                 behalf of Utilities HOLDRS Trust

Date: June 22, 2000

                                 By:  ___/X/ Stephen G. Bodurtha__________
                                 Name:   Stephen G. Bodurtha
                                 Title:  Attorney-in-Fact